Contact:            Richard S. Wallington
                    Chief Financial Officer
                    (205) 942-3737




                  BOOKS-A-MILLION, INC. ANNOUNCES CASH DIVIDEND


BIRMINGHAM, Ala. (June 1, 2005) - Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced that its Board of Directors has approved a $0.05 quarterly dividend per share. The quarterly dividend is payable on June 29, 2005, to stockholders of record at the close of business on June 15, 2005. The Company will pay quarterly cash dividends in the future subject to Board approval.

Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 207 stores in 19 states and the District of Columbia. The Company operates three distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands.


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